EXHIBIT 21

                     SUBSIDIARIES OF BOB EVANS FARMS, INC.


                                                             State or Other Jurisdiction of
Name                                                         Incorporation or Organization
----                                                         -----------------------------
BEF Holding Co., Inc.                                        Delaware

Bob Evans Farms, Inc.                                        Ohio

Owens Country Sausage, Inc.                                  Texas

Owens Foods, Inc.                                            Texas

Owens Country Foods, Inc.                                    Texas

Mrs. Giles Country Kitchens, Inc.                            Ohio

Hickory Specialties, Inc.                                    Tennessee

BEF Aviation Co., Inc.                                       Ohio

BEF RE Holding Co., Inc.                                     Delaware

BEF REIT, Inc.                                               Ohio

Bob Evans Restaurants, Inc.                                  Ohio

Bob Evans Restaurants of Michigan, Inc.                      Delaware



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